                  SYNTEX CORPORATION AND SUBSIDIARY COMPANIES
               CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  (Unaudited)
                    ($ in millions except per share amounts)

                                   EXHIBIT 12



                                                          Six Months
                                                            Ended
                                                       January 31, 1994
                                                       ----------------
Income Before Taxes on Income                               $226.3

Adjustments:

Fixed Charges:
      Interest Expense                                        14.1

Add:
      Amortization of Capitalized Interest                     0.2

Less:
      Capitalized Interest                                    (0.9)
                                                            ------
Total Adjusted Income                                       $239.7

Divided by Fixed Charges                                      14.1
                                                            ------
Ratio of Earnings to Fixed Charges                            17.0
                                                            ======


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